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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       ----------------------------------


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 March 29, 2000


                              SAFELITE GLASS CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                    333-21949                 13-3386709
         ------------                --------------              ----------
(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)


1105 Schrock Road
Columbus, Ohio                                                         43229
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(Address of principal executive offices)                             (Zip Code)


                                 (614) 842-3000
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed from last report)



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Item 5. Other Events.
        -------------

On March 31, 2000, Safelite Glass Corp. (the "Company") announced that it had entered into a Waiver, Second Amendment and Agreement (the "Agreement") with its existing senior bank lenders. Pursuant to the Agreement, the lenders have agreed to waive certain technical defaults under the Company's $388 million senior bank credit facility until June 9, 2000 (the "Waiver Period"). In connection with the Agreement, the Company paid the lenders a restructuring fee and agreed that it would make additional borrowings under the revolving loan portion of the credit facility during the Waiver Period only with the approval of each of the lenders and that, except in certain circumstances, it would not make voluntary prepayments of its loans under the credit facility. The Company also agreed to additional restrictions on its ability to sell assets; acquire assets or capital stock; incur additional indebtedness; make investments, loans or advances; redeem or purchase its own common or preferred stock; and engage in certain transactions with affiliates. The foregoing description is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company also announced that it has commenced discussions with certain holders of its $100 million 9-7/8% Series B Senior Subordinated Notes due 2006 and its $55 million 9-7/8% Series D Senior Subordinated Notes due 2006 regarding a potential restructuring.

Item 7. Financial Statements and Exhibits.
        ----------------------------------

        (a)     Financial statements of business acquired:   None

        (b)     Pro forma financial information:   None

        (c)     Exhibits:

        10.1 Waiver, Second Amendment and Agreement, dated as of March 29, 2000, to the Credit Agreement, dated as of December 20, 1996, as amended and restated through December 1, 1997, ad as further amended by the Waiver and First Amendment dated as of December 16, 1998 (and as otherwise amended, supplemented or modified, among Safelite Glass Corp., the lenders from time to time party thereto, The Chase Manhattan Bank, as administrative agent, and Bankers Trust Company, as syndication agent.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SAFELITE GLASS CORP.


                                        By: /s/ D.A. Herron
                                            ------------------------
                                            Name:  Douglas A. Herron
                                            Title: Sr. VP and CEO


Date:  April 7, 2000


                                      -3-

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                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number              Description
------              -----------



10.1 Waiver, Second Amendment and Agreement, dated as of March 29, 2000, to the Credit Agreement, dated as of December 20, 1996, as amended and restated through December 1, 1997, ad as further amended by the Waiver and First Amendment dated as of December 16, 1998 (and as otherwise amended, supplemented or modified, among Safelite Glass Corp., the lenders from time to time party thereto, The Chase Manhattan Bank, as administrative agent, and Bankers Trust Company, as syndication agent.